MWI VETERINARY SUPPLY ACQUIRES VETSPACE

BOISE, Idaho (September 2, 2014) – MWI Veterinary Supply, Inc. (NASDAQ:  MWIV) (the “Company”) announced today that it has acquired Vetspace Limited and certain of its affiliates (collectively,  “Vetspace”).  Vetspace, formerly known as Jupiter Systems, is a provider of practice management software to veterinary practices, principally in the United Kingdom.

Vetspace has been developing specialized software for veterinary practices since 1989, including both traditional and cloud-based practice management software. Over 1,000 installations of Vetspace’s software solutions have been completed in the UK market.  Vetspace’s annual revenues are expected to be approximately $7 million in its fiscal year ending September 30, 2014.  In connection with the acquisition, the Company expects to incur acquisition-related expenses of approximately $0.5 million during the year ending September 30, 2014.  The Company expects this acquisition to have an approximately neutral impact on EPS in its fiscal year commencing October 1, 2014.  Financial terms of the transaction were not disclosed.

Jim Cleary, President and Chief Executive Officer of MWI, commented, “MWI is delighted to welcome Vetspace to our team.  This expands our value-add services to our customers, and supports our stated growth strategy to offer innovative, differentiated solutions to veterinarians. The products offered by Vetspace will help our customers increase both the efficiency and profitability of their practices.”

Nader Pour, Managing Director of Vetspace,  who has twenty-five years of experience in veterinary software systems and will join MWI as a Vice President, added “We are very proud of the business we have built here at Vetspace, and I am pleased that we are now becoming a part of MWI.”

MWI is a leading distributor of animal health products across the United States of America and United Kingdom. MWI sells both companion animal and production animal products including pharmaceuticals, vaccines, parasiticides, diagnostics, micro feed ingredients, supplies, pet food, capital equipment and nutritional products. MWI also is a leading innovator and provider of value-added services and technologies used by veterinarians and producers. For more information about MWI, please visit our website at www.mwivet.com. For investor relations information please contact Mary Pat Thompson, Senior Vice President of Finance and Administration, and Chief Financial Officer at (208) 955-8930 or email investorrelations@mwivet.com.

Certain statements contained herein that are not descriptions of historical facts are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company's future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Important assumptions and other important factors that could cause actual results to differ materially from those set forth in the forward-looking information include the impact of vendor consolidation on our business; changes in or availability of vendor contracts or rebate programs; vendor rebates based upon attaining certain growth goals; transitional challenges associated with acquisitions, including the failure to retain customers and the disproportionate demands on management resources to integrate acquired businesses; financial risks associated with acquisitions and investments; changes in the way vendors introduce/deliver products to market; seasonality; competition; possible changes in the use of feed additives (antibiotics, growth promotants) used in production animal products due to trade restrictions, animal welfare and/or government regulations; an outbreak of foodborne diseases in production animal products; inability to ship products to the customer as a result of technological or shipping disruptions; the recall of a significant product by one of our vendors; risks associated with our international operations; an outbreak of infectious disease in animals; extended shortage or backorder of a significant product by one of our vendors; the impact of tightening credit standards and/or access to credit on behalf of our customers and suppliers; a disruption caused by adverse weather (i.e. drought) or other natural conditions or disasters; exclusivity requirements with certain vendors that may prohibit us from distributing competing products manufactured by other vendors or margin reductions if we become a non-exclusive distributor; the impact of general economic trends on our business; our intellectual property rights may be inadequate to protect our business; the timing and effectiveness of marketing programs or price changes offered by our vendors; the timing of the introduction of new products and services by our vendors; unforeseen litigation; the ability to borrow on our revolving credit facility, extend the terms of our revolving credit facility or obtain alternative financing on favorable terms or at all; and risks from potential increases in variable interest rates. Other factors include changes in the rate of inflation; changes in state or federal legislation or regulation; the continued safety of the products the Company sells; and changes in the general economy. Investors should also be aware that while we do, from time to time, communicate with securities analysts, it is against our policy to disclose any material non-public information or other confidential commercial information. Accordingly, stockholders should not assume that we agree with any statement or report issued by any analyst irrespective of the content of the statement or report. Furthermore, we have a policy against issuing or confirming financial forecasts or projections issued by others. Thus, to the extent that reports issued by securities analysts contain any projections, forecasts or opinions, such reports are not the responsibility of MWI Veterinary Supply, Inc.